Exhibit 99.1

FOR IMMEDIATE RELEASE

James River Group Holdings, Ltd. Announces Appointment of Chief Financial Officer

Pembroke, Bermuda, December 19, 2016 ---- James River Group Holdings, Ltd. (NASDAQ - JRVR) today announced that Sarah C. Doran has been appointed Chief Financial Officer of the Group’s holding companies. Ms. Doran will have responsibility across the group for finance, accounting and financial reporting, investments, corporate development and strategy, internal audit, treasury and investor relations. She will join the company on January 16, 2017.

Ms. Doran has most recently been Senior Vice President, Strategy, Treasurer and Investor Relations at Allied World Assurance Company Holdings, AG (NYSE - AWH). She joined Allied World from Barclays where she was a Director in the Financial Institutions Group, responsible for executing strategic transactions including mergers, acquisitions and divestitures and capital raising for the insurance and reinsurance industry. Prior to Barclays, Ms. Doran was a Vice President in the Financial Institutions Group at Lehman Brothers. Ms. Doran received an MBA in Finance and Economics from the Booth School of Business at the University of Chicago and a BA in Government from the University of Notre Dame.

J. Adam Abram, the group’s Chairman and Chief Executive Officer, said, “We are extremely pleased to have Sarah join our company. She has a wealth of experience in finance and corporate development, having held leadership positions within financial services and the property and casualty insurance industry. We look forward to working with her and leveraging her strengths as we continue to build our franchise.”

Mr. Abram added, “I would like to again thank our current CFO, Gregg Davis, for his years of dedicated service to the group. We wish him the very best in his retirement.”

Ms. Doran said, “I am thrilled to be joining James River Group at this time, both because of its recent performance as well as its prospects going forward. It is a company I have long admired with its strong results, underwriting culture and specialty market focus. I am excited to help drive the group’s initiatives ahead in the coming years.”

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following:; losses exceeding reserves or amounts of reinsurance purchased by the Company; loss of key members of our management or employees; adverse economic factors; a decline in our financial strength; loss of a group of brokers or agents that generate significant portions of our business; loss of a customer that generates a significant portion of our business; additional government or market regulation; a failure of any loss limitation or exclusions employed by the Company or from emerging claim and coverage issues; losses in our investment portfolio; potentially becoming subject to United States taxation and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About James River Group Holdings, Ltd.

James River Group Holdings, Ltd. is a Bermuda-based insurance holding company which owns and operates a group of specialty insurance and reinsurance companies founded by members of our management team. The company operates in three specialty property-casualty insurance and reinsurance segments: Excess and Surplus Lines, Specialty Admitted Insurance and Casualty Reinsurance. The company tends to focus on accounts associated with small or medium-sized businesses in each of its segments. Each of the Company’s regulated insurance subsidiaries are rated “A” (Excellent) by A.M. Best Company.

Visit James River Group Holdings, Ltd. on the web at www.jrgh.net

For more information contact:

Robert Myron

President and Chief Operating Officer

InvestorRelations@jrgh.net

441-278-4583

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Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda
Mailing address ● P.O. Box 1502, Hamilton HM FX, Bermuda

Tel 441.278.4580 ● Fax 441.278.4588